UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

FLEETWOOD ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7699	95-1948322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Number)

3125 Myers Street, Riverside, California 92503-5527
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (951) 351-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On August 13, 2008, the Company announced that as part of a planned management transition, Boyd R. Plowman, 65, Executive Vice President and Chief Financial Officer, plans to retire effective September 9, 2008, following a career of nearly 30 years with the Company. He will be retained by Fleetwood on a consulting basis for at least 12 months and is expected to remain actively involved in near-term capital markets activities, while also pursuing other interests. A copy of the press release announcing Mr. Plowman’s retirement is attached as Exhibit 99.1 hereto.

(c) In the same press release, on August 13, 2008 the Company announced that Andrew M. Griffiths, 42, currently the Company’s Senior Vice President and Chief Accounting Officer, will succeed Mr. Plowman as chief financial officer on September 9, 2008. Mr. Griffiths joined Fleetwood as Vice President and Controller in February 2004. He was promoted to his current position in June 2006. From 2002 to 2004, he was a Managing Director with PricewaterhouseCoopers. Previously, he had 15 years of experience with Arthur Andersen, becoming a Partner in 1999.

(e) In connection with his promotion to Chief Financial Officer, effective September 9, 2008 Mr. Griffiths’ annual base salary will be increased to $465,000, and his target cash bonus under the Company’s short-term incentive compensation plan will constitute a potential additional $310,000 if performance targets are met, with an additional target in long-term compensation of $400,000 payable in cash, stock options, and restricted stock units.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d):  The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release of Fleetwood Enterprises, Inc. dated August 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: August 13, 2008	By:	/s/ Leonard J. McGill
Name: Leonard J. McGill Its: Senior Vice President, General Counsel and Secretary